Exhibit 10.2

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Security Purchase Option Agreement

This Security Purchase Option Agreement (the “Agreement”) is entered into as of August 8, 2022 (the “Effective Date”), by and among (i) Enalare Therapeutics Inc., a Delaware corporation (the “Company”), (ii) the holders of the outstanding capital stock of the Company set forth on Schedule A hereto (the “Stockholders”), (iii) the holders of certain convertible promissory notes of the Company (collectively, the “Notes” and each, a “Note”) set forth on Schedule B hereto (the “Noteholders”), (iv) the holders of options to acquire capital stock in the Company set forth on Schedule C hereto (the “Optionholders”), (v) the holders of warrants to acquire capital stock in the Company set forth on Schedule D hereto (the “Warrantholders” and together with the Stockholders, Noteholders and Optionholders, the “Securityholders”) and (vi) Eagle Pharmaceuticals, Inc., a Delaware corporation (the “Purchaser”, and together with the Company, Stockholders and Optionholders, each a, “Party” and together, the “Parties”).

R E C I T A L S

WHEREAS, the Company and the Purchaser are parties to the Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), that the Company, Stockholders and Optionholders execute and deliver this Agreement to the Purchaser;

WHEREAS, the Stockholders collectively hold 90,000 shares of Common Stock, and each individual Stockholder holds the number of shares of Common Stock set forth opposite his or her name on Schedule A hereto and, following the Conversion, the Noteholders collectively hold 30,735 shares of Common Stock, and each individual Noteholder holds the number of shares of Common Stock set forth opposite his or her name on Schedule B hereto following the Conversion (the “Outstanding Common Stock”);

WHEREAS, the Optionholders collectively hold the option to acquire 2,480 shares of Common Stock, and each individual Optionholder holds an option to acquire the number of shares of Common Stock set forth opposite his or her name on Schedule C hereto (the “Outstanding Options”) and the Warrantholders collectively hold the warrants exercisable for 4,591 shares of Common Stock, and each individual Warrantholder holds warrants to acquire the number of shares of Common Stock set forth opposite his or her name on Schedule D hereto (the “Outstanding Warrants” and together with the Outstanding Common Stock and Outstanding Options, the “Outstanding Securities”); and

WHEREAS, the Parties desire to set forth the terms and conditions under which the Company shall have the right, but not the obligation, to purchase all of the Outstanding Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth above and herein contained, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

A G R E E M E N T

1.            Conversion of Indebtedness.

(a)            As of the Effective Date, each Noteholder and the Company hereby agrees and acknowledge that the balance under such Noteholder’s convertible notes (the “Balance”) has been converted (the “Conversion”) into the number of shares of Common Stock set forth on Schedule B (the “Conversion Shares”). Notwithstanding the terms of the Notes, each Noteholder acknowledges and agrees that as of the Effective Date, the aggregate outstanding principal amount of each Note, together with all accrued and unpaid interest thereon, is as set forth across from such Noteholder’s name on Schedule B. Each Noteholder further agrees that the principal and accrued interest for each such Noteholder’s Note(s) shall be calculated as of August 5, 2022. To the extent that additional interest accrues so that the total amount otherwise due to a Noteholder under a Note is in excess of the amount set forth on Schedule B, each such Noteholder hereby irrevocably waives any such additional interest. For the avoidance of doubt, no fractional shares of Common Stock will be issued as Conversion Shares and in lieu of any fractional Conversion Shares to which such Noteholder would otherwise be entitled, the Company shall pay such Noteholder cash equal to such fraction multiplied by the price at which such Noteholder’s Note converts. Following the Conversion, the undersigned Noteholder agrees and acknowledges that such Noteholder will be a party to this Agreement as a Stockholder and will be subject to the covenants and obligations applicable to the Stockholders under this Agreement.

(b)            Each undersigned Noteholder agrees and acknowledges that the issuance of the Conversion Shares pursuant the Notes constitutes full satisfaction of the Company’s obligations with respect to the Balance, and as of the Effective Date any and all obligations, liabilities, claims, expenses, liens, actions, rights and interests the Noteholder has or may have in the future arising in respect of the Balance are hereby extinguished and terminated, or otherwise are hereby forgiven and waived to the full extent of the law, and the Company is hereby released from the same to the full extent of the law. The Noteholder hereby agrees to promptly take any further action and to execute any and all additional documents or instruments requested by the Company to release the Company from its obligations under the Balance.

(c)            Upon issuance of the Conversion Shares in accordance with Section 1(a) above, all obligations of the Company (including outstanding principal, interest or any other amounts) under the Notes will be fully satisfied and discharged, and the Notes will automatically be terminated and of no further force or effect. Each Noteholder acknowledges and agrees that the Notes and any and all side letters and similar agreements entered into between such Noteholder and the Company in connection with the Notes and all obligations set forth therein shall be terminated and of no further force or effect (whether or not actually delivered to the Company). Other than Noteholder’s right to receive the Conversion Shares, each Noteholder hereby waives, on behalf of itself, any and all demands, claims, suits, actions, causes of actions, proceedings, assessments and rights with respect to the Notes and any related agreements underlying the Notes, including, without limitation: (i) any principal or interest payments due as of the date hereof in excess of the amounts to be converted into Conversion Shares pursuant hereto; (ii) any right to notice of the conversion of the Conversion Shares; and (iii) any rights arising from any past or present default or event of default under the Notes.

(d)            The Noteholder agrees and covenants that it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement, including, for the avoidance of doubt, all financing documents executed by the investors in connection with the Qualified Financing (as defined in the Notes) in accordance with Section 3(d) of the Notes, and to comply with state or federal securities laws or other regulatory approvals, including causing any Affiliates of the Noteholder to take any actions that are necessary or appropriate to fulfill the terms and provisions of this Conversion Agreement. For purposes of this Agreement, “Affiliate” of a Party, means any corporation or other business entity controlled by, controlling or under common control with such Party. For this purpose, “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

2.            Right to Purchase. The Securityholders hereby irrevocably grant to the Purchaser the right to purchase (the “Purchase Option”), and the Securityholders hereby irrevocably agree to promptly sell to the Purchaser, all of the Outstanding Securities at any time following the date hereof until the expiration of the Option Term as set forth in Section 7. The Purchaser may exercise the Purchase Option in its sole and absolute discretion. As more fully set forth in the Definitive Agreement (as defined below), the Outstanding Securities shall be sold free and clear of any liens.

3.            Procedures.

(a)            The Purchase Option may be exercised by the Purchaser by service of a written notice substantially in the form attached hereto as Exhibit B (the “Call Exercise Notice”) on the Securityholders and Company at any time following date hereof (and prior to termination of the Purchase Option pursuant to Section 7). The Purchaser’s delivery of the Call Exercise Notice shall be revokable, in the Purchaser’s reasonable discretion, within [***] Business Days of the Company delivering to the Purchaser a substantially complete disclosure schedule under the Definitive Agreement. For the purposes of this Section 3(a), the date of exercise of the Purchase Option is the date on which the Purchaser serves the Call Exercise Notice on the Securityholders and Company (such date, the “Call Notice Date”).

(b)            The sale of the Outstanding Securities to the Purchaser shall be documented in a definitive agreement (the “Definitive Agreement”) containing the terms, covenants and conditions set forth in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”). The Parties shall use commercially reasonable efforts to enter into the Definitive Agreement within [***] days of the Purchaser delivering the Call Exercise Notice, and the Securityholders hereby irrevocably agree to vote all shares of capital stock that they hold in the Company in favor of the transactions contemplated by the Definitive Agreement as long as the Definitive Agreement does not materially deviate from the terms and conditions set forth in the Term Sheet attached hereto as Exhibit A.

(c)            Notwithstanding the foregoing, the Purchaser, in its sole and absolute discretion, may elect to exercise the Purchase Option and acquire the Outstanding Securities pursuant to this Agreement rather than pursuant to the terms of the Term Sheet and the Definitive Agreement (the “Direct Acquisition Option”). Following the determination of the Valuation Amount (as defined below), the Direct Acquisition Option may be exercised by the Purchaser by service of a written notice substantially in the form attached hereto as Exhibit C (the “Direct Acquisition Notice”) on the Securityholders and Company at any time following date hereof (and prior to termination of the Purchase Option pursuant to Section 7). The Purchaser’s delivery of the Direct Acquisition Notice shall be revokable in the Purchaser’s reasonable discretion if the Company, the Company’s business or the Company’s products suffer a material adverse event in between the Direct Notice Date and the Acquisition Closing. For the purposes of this Section 3(c), the date of exercise of the Direct Acquisition Option is the date on which the Purchaser serves the Direct Acquisition Notice on the Securityholders and Company (the “Direct Notice Date”). Upon the written request of the Purchaser, the Company and the Purchaser shall promptly cooperate to determine the Valuation Amount (as defined below), which written request may be delivered by Purchaser prior to or after the Purchaser delivers the Call Exercise Notice or Direct Acquisition Notice.

(d)            The consummation of the transactions contemplated by the Direct Acquisition Option shall take place remotely through the exchange of documents on a date to be designated by the Purchaser and consented to by the Company, such consent to not be unreasonably withheld, delayed or conditioned; provided, that if the Parties are unable to agree on a date for the Acquisition Closing, the consummation of the transaction contemplated by the Direct Acquisition Option shall take place [***] days after the Direct Notice Date (the “Direct Acquisition Closing Date”). On the Direct Acquisition Closing Date:

(i)            Each Stockholder shall deliver to Purchaser a customary release of claims relating to the transaction contemplated by this Agreement and their equity ownership in the Company and any other documentation as may be reasonably requested by the Purchaser;

(ii)            Each Stockholder shall deliver to the Purchaser an executed stock power in the form attached hereto as Exhibit D (the “Stock Power”), representing the assignment of all Outstanding Securities held by such Stockholder to the Purchaser in exchange for such Stockholder’s portion of the Direct Acquisition Consideration;

(iii)            Each Optionholder shall deliver to the Purchaser an executed option termination agreement in the form attached hereto as Exhibit E (the “Option Termination Agreement”), terminating the Outstanding Options held by such Optionholder in exchange for the Optionholder’s portion of the Direct Acquisition Consideration as specified in the Option Termination Agreement;

(iv)            Each Warrantholder shall deliver to the Purchaser an executed warrant termination agreement in the form attached hereto as Exhibit F (the “Warrant Termination Agreement”), terminating the Outstanding Warrants held by such Warrantholder in exchange for the Warrantholder’s portion of the Direct Acquisition Consideration as specified in the Warrant Termination Agreement;

(v)            The Purchaser shall pay to each Stockholder, by wire transfer of immediately available funds, each Stockholder’s portion of the Direct Acquisition Consideration (as defined below);

(vi)            The Purchaser shall deposit with the Company the aggregate amount of the Direct Acquisition Consideration that is due to the Optionholders that are employees of the Company for payment through the Company’s standard payroll practices; and

(vii)            The Purchaser shall pay to each Optionholder that is not an employee of the Company (a “Non-Employee Optionholder”), by wire transfer of immediately available funds, each Non-Employee Optionholder’s portion of the Direct Acquisition Consideration.

(e)            As used in this Agreement, the “Direct Acquisition Consideration” shall mean (i) the greater of (a) $100,000,000.00 or (b) the Valuation Amount calculated as of the Call Notice Date or the Direct Notice Date, as applicable, which shall not be greater than $175,000,000.00 (ii) plus the product equal to (A) [***], as applicable (the “Acquisition Closing”), multiplied by a percentage equal to (B) [***]. [***]. For purposes of this Subsection 3(e), the following terms shall have the following meanings:

(i)            “Valuation Amount” shall mean an amount equal to [***].

(ii)            “Indebtedness” shall mean the outstanding principal amount of, and all interest and other amounts accrued in respect of and all amounts payable at retirement of, (a) any indebtedness for borrowed money of the Company, (b) any obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, (c) any reimbursement obligation of the Company with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company, (d) any obligation of the type referred to in clauses (a) through (c) of another person or entity the payment of which the Company has guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor, (e) any known tax liabilities and (f) any deferred revenue.

(f)            The Company shall use reasonable best efforts to promptly (and in any event within [***] days following notice from the Purchaser) prepare and deliver true and complete copies of all audited, unaudited and proforma financial statements that Purchaser will be required to file with the Securities and Exchange Commission (the “SEC”) in connection with the consummation of the Purchase Option (including the Direct Acquisition Option) and such financial statements shall be prepared in accordance with generally accepted accounting principles and Regulation S-X in a manner suitable for filing with the SEC. Notwithstanding anything to the contrary herein, all time periods with respect to the exercise of the Purchase Option and Direct Acquisition Option, the execution of a Definitive Agreement and the closing of such acquisition shall be tolled pending the preparation and delivery of such financial statements. The Company shall cause its independent auditors to deliver an audit report in connection with any audited financial statements and a consent allowing Purchaser to file such auditor report with the SEC.

(g)            Notwithstanding the foregoing, the deadline for the closing on the Purchase Option (including the Direct Acquisition Option) may be extended to the extent necessary for the Purchaser to receive any necessary approvals from regulatory authorities under applicable anti-trust laws or to allow for the lapse of any waiting period under applicable anti-trust laws; provided, that Purchaser shall use best efforts to obtain such anti-trust clearances.

4.            Power of Attorney. As security for the performance by the Securityholders of his, her or its obligations under this Agreement, in the event the Purchaser exercises its Purchase Option, each Securityholder hereby grants an irrevocable proxy and power of attorney to the Purchaser, with power to take all necessary actions and execute and deliver all documents and/or written consent of the stockholders to consummate the sale and purchase of the Outstanding Securities pursuant to the Direct Acquisition Option or the Definitive Agreement, as applicable (“Power of Attorney”); provided that, the Purchaser shall not exercise the foregoing Power of Attorney unless the Securityholder has failed to comply with his, her or its obligations pursuant to this Agreement and in any case within [***] Business Days following the request by Purchaser. This Power of Attorney is coupled with an interest and shall survive, and shall not be affected by, the subsequent death, disability, incompetency or bankruptcy of the Securityholder. This Power of Attorney shall not, without the prior written consent of the Purchaser, be superseded or revoked by any proxy or power of attorney granted by the Securityholder simultaneously herewith or subsequent hereto.

5.            Phase 3 Milestone.

(a)            Within [***] Business Days of the Company achieving the Phase 3 Milestone, the Company shall deliver a notice (the “Phase 3 Notice”) to the Purchaser pursuant to Section 15 of this Agreement confirming the achievement of the Phase 3 Milestone. As used in this Agreement, the “Phase 3 Milestone” means the Company’s receipt of a communication from the U.S. Food and Drug Administration (“FDA”) after the completion of the Phase 2 Clinical Trial (as defined in the Purchase Agreement) that can be reasonably interpreted as not precluding the Company to proceed to a phase 3 clinical trial involving the Company’s Product (as defined in the Purchase Agreement) (the “Company Product”). The term “Business Day” shall have the meaning ascribed to it in the Purchase Agreement.

(b)            Prior to and following the Phase 3 Milestone, the Company shall, to the extent practicable, provide the Purchaser with at least [***] days’ advance notice of any meetings, consultations or appointments with FDA representatives relating to the Company Product (an “FDA Meeting”); provided that, if the FDA or the Company requests a meeting with the other and [***] days’ advance notice is not practicable, the Company shall provide the Purchaser with notice of the requested meeting by the FDA or the Company within twenty-four hours (24) of such request. The Company shall use commercially reasonable efforts to allow representatives of the Purchaser to attend any such FDA Meetings, and the Company shall provide Purchaser copies of any data, documentation and information prepared in connection with any such FDA Meeting and all communications with the FDA for the Purchaser to review, discuss and comment or, if not practicable or legally permitted, shall provide Purchaser with a copy or summary thereof as soon as reasonably practicable thereafter.

(c)            Following the Phase 3 Milestone, the Company hereby agrees and covenants not to initiate phase 3 pivotal studies involving the Company Product until the termination of the Purchase Option as set forth in Section 7. The Company further agrees and covenants to provide the Purchaser with reasonable access to the Company’s personnel, data, documentation, systems and information relating to the Company Product following the Phase 3 Milestone, including any communications received from the FDA.

6.            Royalties.

(a)            Royalty Term. Purchaser’s obligation to pay royalties under this Section 6 shall commence [***] and shall continue with respect to sales of all Products on a country-by-country basis until [***] years after the First Commercial Sale of the first Product in such country (“Royalty Term”).

(b)            Royalty Rates. Following the closing of the Acquisition and during the Royalty Term, Purchaser shall pay to the Royalty Recipients a [***]% royalty on the Net Sales of all Products for the first [***] months after the First Commercial Sale in such country (the “Initial Royalty Period”); provided that, with respect to any Net Sales of Products to a United States Governmental Body, the Post-Initial Period Royalty Rates shall apply and such sales shall be included in the calculation of Annual Net Sales of Product. Following the Initial Royalty Period, Purchaser shall pay to the Royalty Recipients the following royalties on the Annual Net Sales of Products, equal to the following percentages of such Net Sales (the “Post-Initial Period Royalty Rates”):

Annual Net Sales of Products	Royalty Rate
Annual Net Sales of Products (as defined below) equal to or less than	9%
Annual Net Sales of Products greater than	12%

For purposes of this Agreement, “Annual Net Sales of Products” means [***].

For clarity, the Initial Royalty Period is determined on a country-by-country basis. By way of example, if the First Commercial Sale of a Product occurs in the United States, then the Initial Royalty Period will end [***] months after such First Commercial Sale in the United States for any and all Products, and thereafter Purchaser will pay royalties at the applicable Post-Initial Period Royalty Rate on Net Sales of all Products in the United States. Then, if there is a First Commercial Sale of a Product in Germany, the Initial Royalty Period will end [***] months after such First Commercial Sale in Germany, and thereafter Purchaser will pay royalties at the applicable Post-Initial Period Royalty Rate on Net Sales for any and all Products in Germany in addition to the United States.

(c)            Royalty Adjustment.

(i)            If Purchaser, its Affiliate or sublicensee becomes obligated to make payment to a Third Party with respect to intellectual property rights owned or controlled by such Third Party reasonably necessary for the Development, manufacture, use or sale of the Products (including with respect to any pharmaceutically active ingredient that is not a Product (excluding Other Product) but is sold in combination with a Product (whether or not in fixed dosage form)) (such amount, a “Third Party Payment Amount”), the Royalty Recipients’ portion of such Third Party Payment Amount shall be equal to the then applicable Post-Initial Period Royalty Rate multiplied by the Third Party Payment Amount (the “Deduction Amount”) and Purchaser may deduct the Deduction Amount from the amounts payable to the Royalty Recipients under this Section 6; provided that, such deduction shall not reduce the amounts so payable to the Royalty Recipients to less than [***] percent ([***]%) of the amount that would otherwise be due hereunder. Purchaser may carry forward to subsequent calendar quarters any deductions that it was not able to deduct as a result of the foregoing proviso. Notwithstanding the foregoing, in no event shall any royalty adjustment under this Section 6(c) apply to the TP Royalty (as defined in Section 6(e) below).

(ii)            If the Product is neither (i) Covered by a Valid Claim of a Patent controlled by Purchaser or any of its Affiliates in the country for which such Product is sold nor (ii) subject to any Regulatory Exclusivity in such country, the royalty payable by Purchaser with respect to such Product in such country shall be reduced by [***] percent ([***]%) of the amount otherwise payable pursuant to Section 6(b). Notwithstanding the foregoing, the reduction in this Section 6(c)(ii) shall not apply with respect to a Product in a calendar quarter in a particular country if a reduction is made under Section 6(c)(iii) below for such Product in such quarter in such country.

(iii)            If in any country during the Royalty Term for a Product, Generic Products to such Product are sold by any Third Party that is not a sublicensee, and the aggregated (all package sizes) sales turnover of the Product in such country (measured in unit sales) is less than [***]% of the aggregated sales volume of such Product for the calendar quarter immediately prior to the launch of the Generic Product in such country, then the then-applicable royalty rates (i.e., as set forth in Section 6(b)) and as such royalties may have been further reduced pursuant to Section 6(c)(i), subject to Section 6(c)(v) for such calendar quarter for Product sold in such country will be reduced by [***] percent ([***]%) of the royalty rates then applicable. If, in any country during the Royalty Term for a Product, Generic Products to such Product are sold by any Third Party that is not a sublicensee, and the aggregated (all package sizes) sales turnover of the Product in such country (measured in unit sales) is less than [***]% of the aggregated sales volume of such Product for the calendar quarter immediately prior to the launch of the Generic Product in such country, then the then-applicable royalty rates (i.e., as set forth in Section 6(b) and as such royalties may have been further reduced pursuant to Section 6(c)(i), subject to Section 6(c)(v)) for such calendar quarter for Product sold in such country will be reduced by [***] percent ([***]%) of the royalty rates set forth in Section 6(b). All such determinations of unit sales shall be based upon a mutually acceptable calculation method using market share data provided by a reputable and mutually agreed upon provider, such as IQVIA.

(iv)            No more than one royalty payment shall be due under this Agreement with respect to a sale of a particular Product (e.g., even if such Product is Covered by multiple Valid Claims or multiple patents).

(v)            Notwithstanding anything to the contrary, with respect to any Product in any calendar quarter, the operation of Section 6(c)(i), Section 6(c)(ii) and Section 6(c)(iii) above, individually or in combination, shall not reduce by more than [***] percent ([***]%) the royalties that would otherwise have been due under Section 6(b) with respect to Net Sales of such Product in the applicable country(ies) during such calendar quarter.

(d)            Payment. Commencing with the calendar quarter in which the First Commercial Sale of the first Product occurs, Purchaser shall pay the Royalty Recipients equitably based on a pro rata ratio of the total number of capital stock held by the Royalty Recipients (or, their respective predecessors-in-interest, as applicable) at the time of the closing of the Acquisition (“Pro Rata Basis”) within [***] days following the end of each such calendar quarter during the Royalty Term.

(e)            TP Royalty. If Purchaser or its Affiliates Divests one or more Products to a Third Party for commercialization in a territory other than the United States (i.e., divestiture shall not be based on the location of the Third Party), Purchaser shall pay to the Royalty Recipients on a Pro Rata Basis a [***] percent ([***]%) royalty on any sales or non-sales related revenue either Purchaser or its Affiliates receives from such Third Party (“TP Royalty”) within [***] days following receipt of such revenue; provided that, (a) such TP Royalty shall not be greater than [***] ($[***]), and (b) such TP Royalty shall not be subject to any royalty adjustment. For clarity, Purchaser’s obligation to pay the TP Royalty shall survive any Change of Control of Purchaser or the Company.

(f)            PRV. If Purchaser or any of its Affiliates determines to sell the first Priority Review Voucher granted with respect to the Product (“PRV”), Purchaser shall pay to the Royalty Recipients on a Pro Rata Basis [***] percent ([***]%) of all proceeds received from the sale of such PRV within [***] days of the consummation of the sale of the PRV. If Purchaser or any of its Affiliates determines to use the PRV for an application of Purchaser or any of its Affiliates, Purchaser shall pay to the Royalty Recipients on a Pro Rata Basis [***] Dollars ($[***]) within [***] days of the submission of such application.

(g)            Late Payments. In the event any royalty payments or other payments due to the Royalty Recipients under this Section 6 are not paid when due hereunder, Purchaser shall pay to the Royalty Recipients interest charges at the rate of [***] percent ([***]%) per annum on the total royalty payments or other payments due hereunder under paid in full.

(h)            Reporting. At such times as Purchaser shall deliver a royalty payment to the Royalty Recipients under Section 6(b), Section 6(d) or Section 6(e) hereof, Purchaser shall also deliver to each of Herman Cukier, Daniel Motto, and Dr. Joseph V. Pergolizzi, Jr (the “Designated Persons”) a written report detailing all sales, if any, made of Products during the calendar quarter giving rise to the royalty payment (or such other applicable period), and detailing the amount of Net Sales made during such calendar quarter and showing its calculations the royalty payments due to the Royalty Recipients pursuant to Section 6(c) or Section 6(d) hereof, as applicable. The Designated Persons shall be responsible for distributing each report to the Royalty Recipients. Each report shall include at least the following:

(i)            The dollar amount of Net Sales, on a country-by-country basis, of Products sold by and/or for Purchaser or its Affiliates or any Licensees;

(ii)            an accounting for Net Sales, showing the details of all deductions from the gross amounts invoiced by Purchaser and its Affiliates and any Licensees; and

(iii)            the royalty amounts due to the Royalty Recipients;

Each such report shall be signed by an officer of Purchaser and shall be certified as true, correct, and complete. Purchaser’s failure to submit a royalty report as provided in this Section 6(h) shall constitute a breach of this Agreement.

(i)            Records. Purchaser and its Affiliates shall keep (and shall cause each Licensee to keep) complete, true and accurate records and books in reasonably sufficient detail for the purpose of showing its calculation of Net Sales as well as any amounts payable to the Royalty Recipients hereunder. Records and books shall be kept at Purchaser’s (or Licensee’s, as applicable) principal place of business, for at least thirty-six (36) months following the end of the calendar year to which such books and records pertain.

(j)            Audit. The books and records referred to in Section 6(j) shall be open to inspection by the Designated Persons as well as their respective accountants, attorneys, agents or advisors (each, a “Designated Persons’ Representative”) reasonably acceptable to Purchaser, upon at least twenty (20) days’ prior written notice to Purchaser, during normal business hours during the Royalty Term and for a period of three (3) years thereafter, for the purpose of verifying the Purchaser’s calculations of Net Sales and Purchaser’s royalty statement. Such audits may not (a) be conducted for any calendar year ending more than thirty-six (36) months prior to the date of the request, (b) be conducted more than once each calendar year per Designated Person, or (c) be repeated for any calendar quarter. Purchaser shall ensure that any Licensee will provide the Designated Persons with such access to any books and records maintained by the Licensee. In the event such audit is conducted by a Designated Persons’ Representative, such Designated Persons’ Representative shall provide to Purchaser (y) a preliminary copy of its audit report at the same time it provides such audit report to the Designated Persons and (z) the final audit report containing its conclusions regarding any audit. Any Designated Person or Designated Persons’ Representative conducting an audit shall enter into a confidentiality agreement with Purchaser and shall not disclose or use the confidential information except to the extent necessary to conduct the audit.

(k)            Assumption by Acquirer. During the Royalty Term, Purchaser shall not (and shall ensure that none of its Affiliates do not) Divest any rights with respect to any Product to any Person (an “Acquirer”), unless the Acquirer agrees in writing (a) to assume and be bound by all of the provisions of this Section 6 (including, but not limited to this Section 6(k)), to the same extent that such provisions apply to Purchaser, and (b) that each Royalty Recipient is an intended third party beneficiary of the foregoing. Purchaser shall deliver a copy such agreement signed by an Acquirer to each Royalty Recipient prior to or at the time of the closing of the transaction pursuant to which rights with respect to a Product are Divested to the Acquirer.

(l)            Definitions. As used in this Section 6, the following terms shall have the following respective meanings:

(i)            “Acquisition” means Purchaser’s acquisition of all the outstanding securities of the Company pursuant to the terms of this Agreement.

(ii)            “Change of Control” means, with respect to a Party: (i) a merger, reorganization or consolidation involving such Party in which the holders of the voting securities of such Party outstanding immediately prior thereto cease to beneficially own at least fifty percent (50%) of the combined voting power of the surviving entity, directly or indirectly, immediately after such merger, reorganization or consolidation; or (ii) a transaction in which an entity or individual, or group of entities and/or individuals acting in concert, acquires more than fifty percent (50%) of the voting equity securities of such Party.

(iii)            “Combination Product” means: [***]. [***] are each referred to as the “Other Product(s)”.

(iv)            “Cover” shall mean, with respect to a claim of a Patent and a Product, that such claim would be infringed, absent a license, by the manufacture, use, offer for sale, sale or importation of such Product (considering claims of patent applications to be issued as then pending).

(v)            “Development” or “Develop” means all activities that relate to the development of Products, including, but not limited to, all interactions with Regulatory Authorities, management of the clinical development program, and oversight of the manufacturing of clinical supplies and registration batches.

(vi)            “Divest” means the sale, license, sublicense, assignment, or transfer (in any manner) of all or any of the right, title, or interest in and to a Product to a Third Party.

(vii)            “First Commercial Sale” means, on a country-by-country basis, the first commercial sale, transfer or disposition for monetary value of any Product for use or consumption by a Third Party end user, in each case, after all approvals, licenses, registrations or authorizations of any Governmental Body that are necessary for the manufacturing, use, storage, import, transport and sale of such first Product in a regulatory jurisdiction, including in each case, pricing and reimbursement approval, have been obtained for such country and where such sale, disposition or transfer results in a recordable Net Sale in accordance with Purchaser’s or its Affiliate’s, applicable accounting practices (consistently applied).

(viii)            “Generic Product” means, with respect to a particular pharmaceutically active ingredient (including the Product) (“Original Product”) and a particular country, any pharmaceutical product that: (a) contains the same active pharmaceutical ingredient(s) as such Original Product, (b) is approved by the regulatory authority in such country as a substitutable generic for such Original Product or otherwise is approved as a therapeutic equivalent to such Product in a manner that relied on or incorporated data submitted by a Person (the “Filing Entity”), in connection with the regulatory filings for such Product, including through an ANDA or an application under §505(b)(2) of the U.S. Federal Food, Drug and Cosmetic Act, or any enabling legislation thereof, or any similar procedure outside the United States, in each case now or in the future, and (c) is sold in such country by a Person other than by or on behalf of such Filing Entity.

(ix)            “Governmental Body” shall mean any national, federal, regional, state, provincial, local, or foreign or other governmental authority or instrumentality, legislative body, court, administrative agency, regulatory body, commission or instrumentality, including any multinational authority having governmental or quasi-governmental powers, or any other industry self-regulatory authority or arbitral body.

(x)            “Licensee” means a Third Party to whom Purchaser or any of its Affiliates grants a license to offer for sale, sell, have sold, or otherwise commercialize any Product, and any sublicensees (through multiple tiers) of any of the foregoing. “Licensee” shall not be deemed to include any distributor, wholesaler or reseller of a Product who is not responsible for marketing or promotion of such Product.

(xi)            “Phase 2 Clinical Trial” means a human clinical trial of any Product, the principal purpose of which is to evaluate the effectiveness and/or safety of such Product in the target patient population, as described in 21 C.F.R. § 312.21(b), as amended from time to time, or the corresponding foreign regulations, and which trial is intended to be the final clinical trial before the initiation of a pivotal clinical trial and to establish the dosing for such pivotal clinical trial.

(xii)            “Regulatory Authorities” means the FDA and comparable regulatory agencies outside of the United States.

(xiii)            “Regulatory Exclusivity” means, with respect to a Product, any exclusive marketing rights or data exclusivity rights conferred by the applicable Regulatory Authority with respect to the Product, other than a Patent, including, but not limited to, orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, or pediatric exclusivity.

(xiv)            “Patent(s)” means all patents and patent applications (including provisional applications), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, confirmations, registrations, any other pre- or post-grant forms of any of the foregoing, any confirmation patent or registration patent or patent of addition, utility models, patent term extensions, and supplemental protection certificates or requests for continued examinations, foreign counterparts, foreign equivalents and the like of any of the foregoing.

(xv)            “Product” means [***]; “Products” means, collectively, [***].

(xvi)            “Royalty Recipient” means the Persons that were Company stockholders at the time of the closing of the Acquisition (other than Purchaser or its Affiliates), and any of their respective successors, assigns and estates, as applicable.

(xvii)            “Net Sales” means, [***]:

(A)            [***];

(B)            [***];

(C)            [***];

(D)            [***];

(E)            [***];

(F)            [***]; and

(G)            [***].

Notwithstanding the foregoing, amounts received or invoiced by Purchaser or its Affiliates for the sale of Products among Purchaser and its Affiliates shall not be included in the computation of Net Sales hereunder. Net Sales shall be accounted for in accordance with U.S. GAAP in all instances.

Transfers, use or sales of Products for research, Development (including for clinical studies), promotional or advertising purposes or as donations or the like or as “treatment IND sales,” “named patient sales,” “compassionate use sales” or pursuant to any expanded access programs, in each case, shall not be included in Net Sales.

For purposes of calculating Net Sales on sales of Combination Products, the gross amount received for any Product included in a Combination Product shall be calculated by multiplying the gross amount received for such Combination Product by the fraction A/(A+B), where “A” is the gross amount received for such Product sold separately without the Other Product and “B” is the gross amount received for the Other Product sold separately, in each case in the same country and calendar quarter. In the event that such Product and any Other Product are not sold separately in material amounts in the same country and calendar quarter, the gross amount received for such Product shall be reasonably determined by Purchaser based upon the relative value of the Product and the Other Product included in the Combination Product. In the event of a dispute with respect to such allocation, either Party may submit the matter to dispute resolution pursuant to Section 11.14 of the Purchase Agreement.

(xviii)            “Third Party” means any Person other than other than a Party or an Affiliate of a Party.

(xix)            “Valid Claim” means (a) a claim of an issued, unexpired patent controlled by Purchaser that has not been revoked, disclaimed, abandoned or held invalid or unenforceable by court or other body of competent jurisdiction in an unappealed or unappealable decision, or (b) a claim of a pending patent application that has not been cancelled, withdrawn, abandoned, or finally rejected by an administrative agency action from which no appeal can be taken and that has not been pending for more than seven (7) years from the date of filing of the earliest priority patent application to which such pending patent application is entitled to claim benefit.

7.            Term of the Option. The Purchase Option shall be effective as of the execution of this Agreement and shall terminate if the Purchaser does not exercise the Purchase Option upon the earlier of (a) within ninety (90) days of receiving the Phase 3 Notice from the Company, or (b) by June 30, 2027 (the “Option Term”).

8.            Representations and Warranties of the Securityholders. Each Securityholder hereby represents and warrants to the Purchaser that the following representations and warranties are true and complete as of the date of this Agreement:

(a)            Ownership of Securities. Securityholder is the sole record, legal and beneficial owner of that number and class of shares of Common Stock set forth opposite the Securityholder’s name on Schedule A or is the sole and beneficial owner of an option to acquire that number and class of shares of Common Stock set forth opposite the Securityholder’s name on Schedule B. The Outstanding Securities constitute Securityholder’s only equity or security interest in the Company and Securityholder has no rights to directly or indirectly acquire additional shares of Common Stock. The Outstanding Securities (a) are not, and as of the closing of the Definitive Agreement will not be, subject to any liens, claims, options, charges, rights of first refusal or other encumbrances (any of the foregoing, a “Lien”) (other than Liens created pursuant to this Agreement), and (b) have not been transferred, assigned or otherwise disposed of by Securityholder and Securityholder has not entered into any agreement to transfer, assign or otherwise dispose of the Outstanding Securities (other than pursuant to this Agreement).

(b)            Power, Authorization and Validity. Securityholder has all requisite power and legal capacity to enter into this Agreement and to perform his, her or its obligations under this Agreement. The execution and delivery of this Agreement by Securityholder and the consummation by Securityholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Securityholder. This Agreement has been duly executed and delivered by Securityholder and constitutes, or when executed by Securityholder shall constitute, a valid and binding obligation of Securityholder, enforceable against Securityholder in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)            No Consents. No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any governmental authority is necessary or required to be made or obtained by Securityholder to enable Securityholder to lawfully execute and deliver, enter into, and perform its, his or her obligations under this Agreement.

(d)            No Conflict. Neither the execution and delivery by Securityholder of this Agreement or any other transaction contemplated by this Agreement: (a) conflicts with, or, with or without notice or lapse of time (or both), results in a termination, breach, impairment or violation of, or constitutes a default under, or requires the consent, release, waiver or approval of, or notice to, any third party under, (i) if Securityholder is an entity, any provision of the organizational or governing documents of Securityholder, each as currently in effect, (ii) any applicable law, or (iii) any contract to which Securityholder is a party or by which Securityholder or its, his or her assets are bound or otherwise affected; or (b) results in the creation of any Lien on any of the Outstanding Securities.

(e)            Legal Proceedings. There is no private or governmental action, inquiry, claim, mediation, arbitration, counterclaim, proceeding, suit, hearing, litigation, audit or investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom (each of the foregoing, a “Legal Proceeding”) to which Securityholder is a party (either directly or indirectly) and that relates in any way to the Outstanding Securities or any of the transactions contemplated hereby or thereby. To the knowledge of Securityholder, no such Legal Proceeding has been threatened.

(f)            Review. Securityholder has carefully read this Agreement and Securityholder has had reasonable time and opportunity to discuss this Agreement with Securityholder’s financial, legal and other advisors, to the extent Securityholder has determined necessary, prior to executing this Agreement. Securityholder has such knowledge and experience in business and financial matters to enable Securityholder to understand and form an investment decision with respect thereto. Securityholder understands and acknowledges that the Purchaser is entering into this Agreement in reliance upon Securityholder’s execution and delivery of this Agreement and agreement to be bound hereby and by the terms of the Definitive Agreement (including with respect to Securityholder’s indemnification obligations hereunder and thereunder).

9.            Covenants of the Company. The Company hereby acknowledges and agrees that, during the Option Term, the Company:

(a)            Shall use commercially reasonable best efforts to maintain and preserve intact the business of the Company as currently conducted and to maintain reasonably satisfactory relationships with suppliers, customers, distributors, Company employees and other persons or entities having material business relationships with the Company.

(b)            Shall not take any of the following actions without the prior written consent of the Purchaser, such consent to not be unreasonably withheld, delayed or conditioned:

(i)            authorize the creation or reclassification of, or issue or obligate itself to issue shares of, any shares of any additional class or series of capital stock or debt securities that rank senior to the Common Stock with respect to the distribution of assets on the liquidation, sale, change of control, dissolution or winding up of the Company or other similar events, the payment of dividends, rights of redemption, and any other rights, preferences or privileges; provided that, for the avoidance of doubt, nothing herein shall be construed as restricting an optionholder or recipient of an award under the Stock Plan (as defined in the Purchase Agreement) from exercising its option or award pursuant to the terms thereof and the terms of the Stock Plan (as defined in the Purchase Agreement);

(ii)            enter into a Corporate Transaction (as such term is defined in the Purchase Agreement);

(iii)            purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (A) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, and (B) the Company’s exercise of its right of first refusal under Section 3.1 of the Amended and Restated Stockholders’ Agreement of the Company, dated as of the Effective Date, as may be amended from time to time in accordance with its terms;

(iv)            sell or dispose of any assets having an aggregate value exceeding $500,000, other than the sale of inventory in the ordinary course of business consistent with past practice;

(v)            acquire any assets outside of the ordinary course of business having an aggregate value exceeding $500,000;

(vi)            make any capital expenditures or expenditures in respect of capital additions having an aggregate value exceeding $500,000;

(vii)            settle or agree to settle any Legal Proceeding in an amount greater than $1,000,000 in the aggregate;

(viii)            make any material change in any method of financial accounting or accounting practice;

(ix)            to the extent it may affect the Company, (i) make, revoke or modify any material tax election, (ii) except as required by changes in applicable law, change any annual accounting period for taxes, (iii) adopt or change any tax accounting method, except as required by changes in applicable law, (iv) enter into any closing or other agreement with a taxing authority with respect to taxes, (v) settle or compromise any tax claim or assessment, consent to the extension or waiver of the limitation period applicable to any tax claim or assessment, (vi) surrender any right to claim a refund of taxes, or (vii) file any tax return other than on a basis consistent with past practice;

(x)            enter into any commercialization license, option, joint development or other contract relating or pertaining to the Company Product outside the ordinary course of business;

(xi)            waive any claims or rights with a value in excess of $500,000;

(xii)            (A) incur any indebtedness for borrowed money in an aggregate amount exceeding $500,000 except for unsecured indebtedness, obligations and/or liabilities or (B) impose any Lien upon any of the assets of the Company, other than in the ordinary course of business and consistent with past practice;

(xii)            hire a new President or Chief Executive Officer or other officer having similar duties and responsibilities customarily delegated to the President or Chief Executive Officer; or

(xiii)            agree or commit to do any of the foregoing.

(c)            Shall cause any new recipient of securities of the Company, including any securities convertible into capital stock of the Company, to become a party to this Agreement as a Securityholder as a condition to the issuance of such capital and become subject to the Purchase Option obligations set forth herein. For the avoidance of doubt, the Company shall be permitted to continue to grant awards under the Stock Plan (as defined in the Purchase Agreement) subject to such grantees becoming a party to this Agreement in accordance with this Section 9(c).

10.            Restrictions on Transfer.

(a)            Other than as a function of law (e.g., death or divorce), no Securityholder, at any time, shall be permitted to, directly or indirectly, Transfer any of its Common Stock without the prior written consent of the Purchaser, such consent to not be unreasonably withheld, delayed or conditioned; provided, however, that the undersigned Securityholder agrees that it will be a condition to the transfer of any Common Stock by function of law that such transferred Common Stock continue to be subject to the Purchase Option obligations set forth herein and the undersigned Securityholder shall further undertake to take any actions necessary to ensure such obligations will continue, be recognized and enforced.

(b)            As used in this Section 10, “Transfer” shall mean any sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, foreclosure or other transfer of such Common Stock or capital stock of the Company or any participation or interest therein, in each case whether directly or indirectly (including pursuant to a derivative transaction) in any direct or indirect company holding any Common Stock or capital stock of the Company (including, for the avoidance of doubt, if the Securityholder is an entity, the transfer of any equity interests or other securities in any direct or indirect parent entity holding equity interests or other securities in the Securityholder).

11.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following representations and warranties are true and complete as of the date of this Agreement:

(a)            Authorization; Binding Obligations. The Company has the requisite power and authority to execute, deliver and perform this Agreement and all other agreements contemplated hereby, and the Company’s execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been duly authorized by all required action. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)            No Conflict. The execution, delivery and performance of and compliance with this Agreement by the Company will not result in any violation or breach by the Company of any of its formation or governance documents, or any term of any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation to which the Company is a party or by which the Company is bound and will not be in conflict with or constitute a default under any such term or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company. There is no action, suit or proceeding pending or, to the knowledge of the Company, currently threatened against the Company that questions the legality, validity or enforceability of this Agreement or the right of the Company to enter into this Agreement.

12.            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13.            Amendments and Waivers.

(a)            Prior to the Purchaser’s purchase of all the Outstanding Securities, whether consummated by a closing under the Definitive Agreement or by the Purchaser electing to exercise the Direct Acquisition Option (the closing of such purchase and sale, an “M&A Closing”), this Agreement may only be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company (on its behalf and on behalf of the Securityholders pursuant to the Company PoA) and the Purchaser. For purposes of amending or waiving any right under this Agreement as provided in the foregoing sentence, each Securityholder hereby grants an irrevocable proxy and power of attorney to the Company, with power to take all necessary actions and execute and deliver all documents necessary to amend this agreement or waive any rights on behalf of such Securityholder (the “Company PoA”); provided that, the consent of the Securityholder shall be required for any amendment that is targeted as such individual Securityholder. This Company PoA is coupled with an interest and shall survive, and shall not be affected by, the subsequent death, disability, incompetency or bankruptcy of the Securityholder. This Company PoA shall not, without the prior written consent of the Purchaser and the Company, be superseded or revoked by any proxy or power of attorney granted by the Securityholder simultaneously herewith or subsequent hereto. Notwithstanding the foregoing, the Company PoA shall be automatically terminated without the further action of any Person at the time of an M&A Closing, in which case the provisions of Section 13(b) shall apply.

(b)            Notwithstanding the provisions of Section 13(a) above, following an M&A Closing, if any, this Agreement may only be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of a Majority of the Royalty Recipients (as defined below) and the Purchaser; provided that, the consent of a Royalty Recipient shall be required for any amendment that is targeted as such individual Royalty Recipient. For purposes hereof, a “Majority of the Royalty Recipients” means, measured immediately prior to the M&A Closing, Royalty Recipients collectively holding at least [***]% of the shares of Common Stock measured solely amongst the Royalty Recipients (for the avoidance of doubt, excluding any shares of Common Stock owned by Purchaser or its Affiliates immediately prior to such M&A Closing).

14.            Interpretation and Construction; Termination. This Agreement and the Transaction Documents (as defined in the Purchase Agreement) constitute the entire Agreement and understanding among the Parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No covenant, representation, or condition not expressed in this Agreement shall affect or be deemed to interpret, change, or restrict the express provisions hereof. The headings in this Agreement are for the convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement may be terminated as set forth in Section 11.20 of the Purchase Agreement; provided that, (a) this Agreement may not be terminated by the Purchaser following an M&A Closing, (b) Sections 1, 14, 16, 17, 18, 19, 20, and 22 shall survive any such termination, and (c) if this Agreement is terminated as set forth in Section 11.20 of the Purchase Agreement, the Purchase Agreement shall also be deemed terminated as of such date without further action on the part of any Person (as defined in the Purchase Agreement).

15.            Notices. All notices and other communications required or permitted hereunder shall be in writing in English and given by delivery in person, by electronic mail with confirmation of delivery, by overnight delivery by a nationally recognized private courier, or by U.S. mail postage prepaid, certified mail. Any such notice or communication shall be deemed to have been received for the purposes of this Agreement (a) in the case of personal delivery, on the date of such delivery if a Business Day or, if not a Business Day, the next succeeding Business Day, (b) in the case of nationally-recognized private courier (including overnight delivery by such courier), on the next Business Day after the date when sent, (c) in the case of email, on the date of such delivery when receipt is confirmed, and (d) in the case of mailing by U.S. mail, on the fifth Business Day following that on which the piece of mail containing such communication is deposited with the U.S. Postal Service. All notices shall be addressed as set out below or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance with this Section 15:

(i)           if to the Purchaser:

Eagle Pharmaceuticals, Inc.

50 Tice Boulevard, Suite 315

Woodcliff Lake, NJ 07677

Attention: [***]

With a copy to (which copy shall not constitute notice):

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attention: Marc Recht and Miguel J. Vega

Email: mrecht@cooley.com; mvega@cooley.com

Fax No.: 617.937.2400

(ii)           if to the Company:

Enalare Therapeutics Inc.

161 Hodge Road

Princeton, New Jersey 08540

Attention: [***]

Email: [***]

With a copy to (which copy shall not constitute notice):

Coviello Weber & Dahill LLP

707 Westchester Avenue, Suite 300

White Plains, NY 10604

Attention: Paul R. Weber, Esq.

Email: pweber@cwdlaw.com

(iii)            if to the Securityholders, to the address, facsimile or email address set forth opposite his, her or its name on Schedule A and Schedule B, as applicable.

16.            Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned, in whole or in part, by operation of law or otherwise by any Party without the prior written consent of the other Parties. Notwithstanding the foregoing, the Purchaser may assign this Agreement and its rights and obligations hereunder (a) to any Affiliate of Purchaser (provided the Company receives reasonably satisfactory evidence that such Affiliate is able to meet its obligations hereunder), or (B) to a successor to all or substantially all of the assets of the Purchaser (irrespective of the nature of the transaction, whether by way of stock sale, asset sale or otherwise). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Purchaser and the Company. Any purported transfer or assignment without such consent shall be void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors, transferees and assigns.

17.            Further Assurances. Each Party agrees to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intents of this Agreement.

18.            Expenses. Except as expressly provided in this Agreement, each of the Purchaser and the Company will bear their own costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, in connection with this Agreement and the transactions contemplated hereby. Each Securityholder may engage its own counsel, financial advisors and accountants, in connection with this Agreement and the transactions contemplated hereby and if it does, it shall bear all such costs and expenses individually.

19.            No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, nothing in this Agreement is intended to, or will, create any rights to any party other than the Parties.

20.            Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

21.          Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, each Party irrevocably consents to the exclusive jurisdiction of, and venue in, the Court of Chancery in the State of Delaware, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives, and covenants not to assert or plead, any objection which such party might otherwise have to such jurisdiction, venue and process.

22.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.            Remedies; Prevailing Party. Any Party having any rights under any provision of this Agreement will be entitled to enforce its rights under this Agreement to recover damages and costs (including attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each Party hereby acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) to seek specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

[Signature page follows]

In Witness Whereof, each of the parties has executed this Security Purchase Option Agreement as of the day and year first above written.

SECURITYHOLDERS:

[***]

[Signature Page to Security Purchase Option Agreement]

In Witness Whereof, each of the parties has executed this Security Purchase Option Agreement as of the day and year first above written.

PURCHASER:

Eagle Pharmaceuticals, Inc.

By:	/s/ Scott Tarriff

Name: Scott Tarriff
Title: President & Chief Executive Officer

[Signature Page to Security Purchase Option Agreement]

In Witness Whereof, each of the parties has executed this Security Purchase Option Agreement as of the day and year first above written.

COMPANY:

Enalare Therapeutics Inc.

By:	/s/ Herman Cukier
Name:	Herman Cukier
Title:	President & CEO

[Signature Page to Security Purchase Option Agreement]

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule A

Stockholders

Name	Number of Shares of Common Stock Held	Contact Information
[***]	[***]	[***]

Schedule B

Noteholders

Name	Note Agreement	Balance	Number of Shares of Common Stock Held Following Conversion	Contact Information
[***]	[***]	[***]	[***]	[***]

2

Schedule C

Optionholders

Name	Number of Shares of Common Stock Underlying Options	Contact Information
[***]	[***]	[***]

3

Schedule D

Warrantholders

Name	Number of Shares of Common Stock Underlying Warrants	Contact Information
[***]	[***]	[***]

4

Exhibit A

TERM SHEET

SUMMARY OF PRINCIPAL TERMS OF PROPOSED DEFINITIVE TRANSACTION

The following is a summary of the principal terms for the proposed acquisition of Enalare Therapeutics, Inc. (the “Transaction”). This summary is not intended to, and does not, bind any party or create any legal rights or obligations among any parties. No party will be obligated to consummate the Transaction unless and until all definitive agreements with respect thereto are negotiated, executed and delivered.

Topic	Terms
Parties

(1)     Eagle Pharmaceuticals, Inc., a Delaware corporation (“Parent”)

(2)     A newly formed Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) (in the event of a merger structure)

(3)     At Parent’ option, Enalare Therapeutics Inc., a Delaware corporation (the “Company”)

(4)   A representative, agent and attorney-in-fact (the “Securityholder Representative”) of the Company’s stockholders, optionholders and warrantholders (the “Company Securityholders”)

(5)    In the event of a stock purchase, the holders of capital stock, options, warrants and other securities of the Company (the “Company Securityholders”)

Transaction Structure

Parent would acquire the Company by means of either (at Parent’s election) (1) a statutory merger (the “Merger”), pursuant to which Merger Sub would merge with and into the Company and the Company would be the surviving corporation of such merger (the “Surviving Corporation”) or (2) a stock purchase transaction. To the extent possible, the Transaction will be structured as a simultaneous sign and close.

Principal Definitive Agreement

The principal definitive agreement providing for the Transaction would be an Agreement and Plan of Merger (the “Definitive Agreement”) to be prepared by Parent. For the avoidance of doubt, this summary does not purport, and is not intended, to include an exhaustive list of all the terms that Parent may ultimately propose in the Definitive Agreement.

Other Transaction Agreements

Concurrently with the execution of the Definitive Agreement, certain other definitive agreements would be executed and delivered in connection with the Transaction, including:

(1)    a restrictive covenant agreement, in form and substance reasonably acceptable to Parent, pursuant to which certain C-level executives or members of senior management that are also Company Securityholders to be identified by Parent would agree not to compete with the Company (Enalare Therapeutics Inc.) as the business is conducted at the time of the execution of the Definitive Agreement and not solicit or hire employees for the longer of (a) three years following the Closing (as defined below) and (b) one year after the termination of his/her employment, or disclose confidential information regarding, the Company (the “Restrictive Covenant Agreement”), with such agreement to be effective as of the Closing;

(2)     Agreements terminating the outstanding options of the Company in the form agreed to by the Company, Parent and the Company Securityholders in the Security Purchase Option Agreement, dated August [●], 2022 (the “Call Option Agreement”);

(3)     Agreements terminating the outstanding warrants of the Company in the form agreed to in the Call Option Agreement; and

(4)     A customary joinder agreement to the Merger Agreement, executed by Company’s securityholders.

5

Execution of Definitive Agreement

The parties shall use commercially reasonable efforts to enter into the Definitive Agreement to effect the Transaction within [***] days of Parent delivering the Call Exercise Notice (as defined in the Call Option Agreement) or such other date as Parent and the Company mutually agree. The closing of the Definitive Agreement (the “Closing”) shall be as set forth in the Definitive Agreement and the Definitive Agreement shall contain customary closing conditions, including the receipt of any clearances necessary with applicable anti-trust laws or other regulatory bodies.

Consideration Payable at Closing

At the Closing, Parent shall acquire all of the outstanding shares and terminate all other securities of the Company other than those owned by Parent for an amount equal to the greater of (the “Purchase Price”):

(i) $100 million; or

(ii) an amount equal to [***] (such final valuation amount, the “Valuation Amount”); provided further that, in no event shall the purchase price be greater than $175 million (the “Cap”).

For avoidance of doubt, the Purchase Price would be paid for the Company shares owned by persons other than Parent and not prorated based on Parent’s existing ownership.

At Closing, the Purchase Price shall (i) be increased the product of (A) [***] to (B) [***], (ii) be reduced by [***], (iii) be reduced by [***], and (iv) be subject to [***] (the “Closing Payment”). [***].

The calculation of the Closing Payment shall be subject to a customary post-closing adjustment whereby Parent shall deliver to the Securityholder Representative Parent’s calculation of the Closing Payment and be allowed to recover from the Securityholders if it is determined that the Purchase Price at Closing was higher than the final Purchase Price (the “Purchase Price Offset”).

Additionally, a portion of the Closing Payment in an amount equal to [***] shall be placed into a separate escrow account to serve as Parent’s remedy for certain indemnification obligations of the Company set forth in the Definitive Agreement (the “Indemnity Escrow”). A portion of the Closing Payment in an amount to be determined by Parent shall also be placed into a separate escrow account to serve as the first line of recovery for Parent in the event of a Purchase Price Offset (the “Purchase Price Escrow”) which amount shall be released from the Purchase Price Escrow within [***] days of the parties agreement (or as determined by the independent accounting firm) as to the final working capital.

Finally, the Company Securityholders may place a portion of the Purchase Price in a separate account to be administered by the Company Securityholder Representative to cover the Company Securitholder Representative’s costs and expenses incurred in connection with its representation of the Company Securityholders (the “Expenses Fund”).

6

Effects of the Transaction

If structured as a Merger, at the time the Merger becomes effective (the “Effective Time”), as a result of the Merger and without any action on the part of any of Parent, Merger Sub, the Company or any Company Securityholder:

(1)    Outstanding Shares of Merger Sub Common Stock. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time would be converted into and become one share of common stock of the Surviving Corporation;

(2)    Treasury Shares of the Company. Any shares of capital stock of the Company that are treasury shares as of immediately prior to the Effective Time would be cancelled and cease to exist (“Cancelled Shares”);

(3)    Outstanding Shares of Company Common Stock. Each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares or dissenting shares) would be cancelled and converted into the right to receive, in cash, without interest, the per share portion (determined on a fully diluted basis) of:

(a)       the Closing Payment;

(b)       any amount released from the Indemnity Escrow for payment to Company Securityholders;

(c)      any amount released from the Purchase Price Escrow for payment to Company Securityholders; and

(d)       any amount released from the Expense Fund for payment to Company Securityholders;

in each case, subject to any required withholding taxes; and

(4)    Company Options and Warrants. Each vested option and warrant to purchase shares of common stock of the Company that is unexpired and unexercised as of immediately prior to the Effective Time would automatically be converted into the right to receive for each share that is subject to such option or warrant, in cash, without interest, the per share portion (determined on a fully diluted basis) of:

(a)       the Closing Payment, less the per share exercise price of such option or warrant;

(b)       any amount released from the Indemnity Escrow for payment to Company Securityholders;

(c)       any amount released from the Purchase Price Escrow for payment to Company Securityholders; and

(d)       any amount released from the Expense Fund for payment to Company Securityholders;

in each case, subject to any required withholding taxes and subject to such holder delivering an executed option cancellation agreement or warrant cancellation agreement, as applicable. Any unvested options shall be cancelled for no consideration.

In structured as a stock purchase, the payments in clauses (3) and (4) above will apply.

Parent would have no obligation to make any payment pursuant to the Definitive Agreement unless and until it first received from the Company or the Securityholder Representative a schedule setting forth the portion thereof payable to each Company Securityholder and instructions for disbursement thereto (each, a “Payment Schedule”). Parent would be entitled to rely on each Payment Schedule in making such payment without investigation and would have no liability for any errors that may be contained in any Payment Schedule.

7

Release of Indemnity Escrow, Purchase Price Escrow and Expense Fund

Promptly following the date that is [***] months after the date of the Closing, any remaining balance of the Indemnity Escrow would be released for disbursement to the Company Securityholders; provided, however, that, if there are any indemnifications claims pending, the applicable portion of the Indemnity Escrow would not be so released until such claims are finally resolved and satisfied.

If, pursuant to the post-Closing adjustment procedures with respect to the Closing Payment, it is determined that (1) the final Closing Payment equals or exceeds the estimated Closing Payment or (2) the estimated Closing Payment exceeds the final Closing Payment by an amount that is less than the Purchase Price Escrow, then either the full amount of the Purchase Price Escrow or the portion of the Purchase Price Escrow in excess of the amount by which the estimated Closing Payment exceeds the final Closing Payment, as applicable, would be released for disbursement to the Company Securityholders. If, pursuant to the post-Closing adjustment procedures with respect to the Closing Payment, it is determined that the estimated Closing Payment exceeds the final Closing Payment by an amount that is greater than the Purchase Price Escrow, Parent may recover from the Company Securityholders an amount equal to such shortfall.

As soon as reasonably determined by the Securityholder Representative that the Expense Fund is no longer required to be held by the Securityholder Representative, the remaining portion of the Expense Fund would be released for disbursement to the Company Securityholders.

Representations and Warranties of the Company

The Definitive Agreement will contain customary representations and warranties. The following representations and warranties will be considered “Fundamental Representations” for puposes of the Definitive Agreement: [***].[***]. The representations and warranties in the Definitive Agreement that are not [***] or [***] are referred to herein as the “Standard R&Ws.”

[***]

8

Indemnification

Survival: The representations, warranties, covenants and agreements contained in the Definitive Agreement would survive the Closing as follows:

(1)     [***];

(2)     [***];

(3)     [***]; and

(4)     [***].

Indemnification Provisions:

(1) Each Company Securityholder would, severally but not jointly, indemnify Parent, Merger Sub, the Surviving Corporation (if applicable) and each of their respective affiliates and representatives (the “Parent Indemnitees”) from and against such Company Securityholder’s pro rata share of any losses that such Parent Indemnitee directly or indirectly incurs related to:

(a)       [***];

(b)       [***];

(c)       [***];

(d)       [***];

(e)       [***]; or

(f)       [***].

For the avoidance of doubt, each party subject to a Restrictive Covenant Agreement shall be liable for its own breaches thereof and in no event shall any Company Securityholder (other than the Company Securityholder that is party ot the Restictive Covenant Agreement) be liable for such party’s breaches.

(2) Parent would indemnify Parent the Company Securityholders and their respective affiliates and representatives (each, a “CS Indemnitee” the “CS Indemnitees”) from and against any losses that a CS Indemnitee directly or indirectly incurs related to:

(a)       [***]; or

(b)       [***].

Order of Recovery:

(1)       Parent Indemnities would seek recovery for indemnification claims as follows:

(a)       [***];

(b)       [***]; and

(c)       [***].

(2)     [***].

(3)     [***].

(4)     [***].

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Other Indemnification Matters:

For purposes of indemnification, all materiality qualifiers contained in the Company’s representations and warranties would be disregarded, both for purposes of determining whether true and correct and for purposes of calculating losses.

[***];

[***].

An indemnified party shall take all reasonable steps to mitigate any loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto; provided that no indemnified party shall be obligated to make a claim, commence litigation or initiate a dispute against a third party that is a customer or vendor of such indemnified party.

NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY THE OTHER PARTY), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER A PARTY KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. THE PARTIES SHALL RELEASE THE OTHER PARTIES (AND EACH INDEMNIFIED PARTY) FROM ANY SUCH CLAIM.

All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

The parties agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set in the Definitive Agreement or otherwise relating to the subject matter of the Definitive Agreement, shall be pursuant to the indemnification provisions set forth in the Definitive Agreement.

For the avoidance of doubt, the foregoing does not purport, and is not intended, to be an exhaustive list of all the changes that Parent may ultimately propose to the indemnification provisions in the Definitive Agreement.

10

Expenses

All costs and expenses incurred in connection with the Definitive Agreement and the transactions contemplated thereby (including fees and disbursements of counsel, financial advisors and accountants) that are not otherwise paid prior to the closing date shall be borne by the party which incurs such cost or expense; provided that, all fees incurred in connection with any (a) filings under the HSR Act, (b) any other regualtory filing and (c) the premium for the R&W Policy shall be borne equally by Parent, on the one hand, and by the Company, on the other hand. Any tail insurance premiums shall be borne by the Company.

Specific Performance

Each party would be entitled to specific performance of the terms of the Definitive Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

Governing Law; Exclusive Forum

The Definitive Agreement would be interpreted, construed and governed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof, and the parties would irrevocably submit to the jurisdiction of state and federal courts in the State of Delaware in respect of the interpretation and enforcement of the Definitive Agreement.

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Exhibit B

CALL EXERCISE NOTICE

12

Exhibit C

Direct Acquisition Notice

13

Exhibit D

Stock Power

14

Exhibit E

Option Termination Agreement

15

Exhibit F

Warrant Termination Agreement

16